UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 27, 2022 (June 1, 2022)

 North Haven Private Income Fund LLC

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-56388	87-4562172
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1585 Broadway New York, NY	10036
(Address of principal executive offices)	(Zip Code)

1 (212) 761-4000
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class S Units	N/A	N/A
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b- 2 of the Securities Exchange Act of 1934.
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒
Item 1.01. Entry into a Material Definitive Agreement.
On June 29, 2022, North Haven Private Income Fund LLC (the “Company”) entered into (i) a Contribution Agreement (the “Contribution Agreement”) with PIF Financing SPV LLC, a wholly owned subsidiary of the Company (“PIF LLC”), pursuant to which the Company will contribute to PIF LLC certain loans it has originated or acquired, or will originate or acquire (the “Loans”) from time to time, (ii) a Loan and Servicing Agreement (the “Loan and Servicing Agreement” and, together with the Contribution Agreement, the “Agreements”) with PIF LLC, as the borrower, Wells Fargo Bank, National Association (“Wells”), as the administrative agent and lender, the Company, as the equityholder and as the servicer, and State Street Bank and Trust Company, as collateral agent and as collateral custodian, pursuant to which Wells has agreed to extend credit to PIF LLC in an aggregate principal amount up to $500,000,000 at any one time outstanding (the “Wells Funding Facility”) and (iii) various supporting documentation, including an account control agreement.
The obligations of PIF LLC under the Wells Funding Facility are secured by all of the assets held by PIF LLC, including the Loans contributed or transferred by the Company to PIF LLC. The Wells Funding Facility is a revolving funding facility with a reinvestment period ending June 29, 2025 and a final maturity date of June 29, 2027. Subject to certain conditions, the reinvestment period and final maturity are both subject to a one-year extension. Advances under the Wells Funding Facility are available in US dollars, pound sterling, Euros or Canadian dollars, and subject to certain exceptions, the interest charged on the Wells Funding Facility is based on Term SOFR (Daily) (Dollar), SONIA (GBP), EURIBOR (Euros) or CDOR (Canadian dollars), as applicable (or, if any such reference rate is not available, a benchmark replacement or a “base rate” (which is the greater of a prime rate and the federal funds rate plus 1.50%), as applicable), plus a margin equal to 2.25%. SONIA, EURIBOR and CDOR are subject to a floor of zero. Under the Agreements, the Company and PIF LLC, as applicable, have made representations and warranties regarding the Loans, as well as their businesses, and are required to comply with various covenants, servicing procedures, limitations on disposition of Loans, reporting requirements and other customary requirements for similar revolving funding facilities. The Loan and Servicing Agreement includes usual and customary events of default for revolving funding facilities of this nature, including allowing Wells, upon a default, to accelerate and foreclose on the Loans and to pursue the rights under the Loans directly with the obligors thereof.
Borrowings under the Wells Funding Facility are subject to various covenants under the Agreements as well as the leverage restrictions contained in the Investment Company Act of 1940, as amended.
The description above is only a summary of the material provisions of the Wells Funding Facility and is qualified in its entirety by reference to copies of the Loan and Servicing Agreement and the Contribution Agreement, which will be filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2022.
Item 3.02. Unregistered Sales of Equity Securities.
On June 1, 2022, the Company delivered a capital drawdown notice to its unitholders relating to the sale of approximately 5,045,031 of the Company’s Class S units (the “Units”) for an aggregate offering price of approximately $97.6 million, reflecting $19.35 net asset value per unit. The sale closed on June 27, 2022.
The sale of Units was being made pursuant to subscription agreements entered into by the Company and its unitholders. The issuance of the Units is exempt from the registration requirements of the Securities Act of 1933, as amended, (the “Securities Act”) pursuant to Section 4(a)(2) thereof and Regulation D thereunder. The Company relied, in part, upon representations from the unitholders in the subscription agreements that each unitholder was an accredited investor as defined in Regulation D under the Securities Act.
Item 7.01. Regulation FD Disclosure.
On June 30, 2022, the Company disclosed the below information.
Distribution:
On June 24, 2022, the board of directors of the Company declared a distribution to unitholders of record in the amount of $0.0900 per unit, representing an annualized distribution yield of approximately 5.6%.
Annualized distribution yield is calculated by dividing the declared distribution by the weighted average net asset value at the beginning of the month, subscriptions received and distributions reinvested during the month and annualizing over 12 monthly periods.
The distribution will be payable on or around July 6, 2022 to unitholders of record as of June 30, 2022.
Company's Portfolio:
As of May 31, 2022, the Company had investments in 167 portfolio companies across 44 industries with an aggregate par value of approximately $1,368.9 million, which consisted of 99.1% first lien debt investments, 0.8% second lien debt investments and 0.1% equity investments, based on par value. As of May 31, 2022, 100.0% of the debt investments, based on par value, in the Company's portfolio were at floating rates. During the period from May 1, 2022 through May 31, 2022, the Company had new investment commitments of approximately $184.5 million, of which approximately 100% were in directly originated senior secured loans. As of May 31, 2022, approximately 66% of the Company’s total investment commitments were in directly originated senior secured loans and approximately 34% were in broadly syndicated loans, which the Company primarily uses for cash management purposes.
The table below describes investments by industry composition based on par value as of May 31, 2022:

Industry	Par ($ in millions)	% of Par
Software	$261.0	19.1%
Insurance Services	229.1	16.7
Commercial Services & Supplies	153.8	11.2
Health Care Providers & Services	108.7	7.9
Distributors	77.0	5.6
Diversified Consumer Services	61.6	4.5
Chemicals	54.8	4.0
IT Services	53.4	3.9
Health Care Technology	51.9	3.8
Professional Services	29.6	2.2
Other	288.0	21.1
Total	$1,368.9	100.0%

The table below shows the Company's ten largest portfolio company investments based on par value as of May 31, 2022:

Issuer	Par ($ in millions)	% of Par
World Insurance Associates	$67.5	4.9%
Risk Strategies Company Inc	49.7	3.6
48Forty Solutions	39.1	2.9
Tank Holding Corp	35.0	2.6
High Street Insurance Partners	27.7	2.0
Heartland Home Services	27.5	2.0
Quala	27.5	2.0
Securonix	24.8	1.8
Mobileum	23.7	1.7
Bottomline Technologies	22.5	1.6
Other	1,023.9	74.9
Total	$1,368.9	100.0%
Net Asset Value:
As of May 31, 2022, the Company's aggregate net asset value was approximately $940.6 million and had $81.5 million of debt outstanding (at principal). As of May 31, 2022, the Company's debt-to-equity ratio was 0.09x.
Recent Developments:
During the period from June 1, 2022 through June 27, 2022, the Company made new investment commitments of approximately $493.1 million, of which 100% were in directly originated senior secured loans. As of June 27, 2022, the Company had approximately $1,862.0 million of aggregate par value, approximately 75% of which were directly originated senior secured loans and equity investments and approximately 25% were broadly syndicated loans, which the Company primarily uses for cash management purposes. As of June 27, 2022, approximately 98% of the aggregate par value are comprised of first lien debt investments. We continue to monitor the current market environment and focus on increasing the amount of private loans in the portfolio as we further deploy capital.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 30, 2022	North Haven Private Income Fund LLC

	By:	/s/ Orit Mizrachi
Orit Mizrachi
Chief Operating Officer